SECURITY AGREEMENT

This **SECURITY AGREEMENT** (as amended, modified or otherwise supplemented from time to time, this "**Agreement**"), dated as of July 27, 2018 (the "**Effective Date**"), is executed by WENN Digital Inc., (together with its successors and assigns, the "**WDI**"), in favor of ICOX Innovations Inc., as secured party (together with its successors and assigns, the "**Lender**").

WHEREAS:

A. Pursuant to that certain loan agreement dated July 9, 2018, executed by WDI and the Lender (the "**WDI Loan Agreement**"), the Lender loaned Debtor $750,000, a portion of which was transferred to and used by Ryde GmbH, a German company ("**Ryde**"), which is affiliated with WDI;

B. Pursuant to that certain loan agreement dated on or about the date hereof, executed by WDI and Ryde (the "**Ryde Loan Agreement,**" and sometimes together with the WDI Loan Agreement, the "**Loan Agreements**"), the Lender has agreed to extend Ryde up to $500,000 in loans, upon the terms and subject to the conditions set forth in the Ryde Loan Agreement; and

C. The advance of funds by the Lender to Ryde in connection with the Ryde Loan Agreement is conditioned upon the execution and delivery by WDI of this Agreement, and a Corporate Guaranty of the Ryde Loan Agreement (the "**Guaranty**");

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WDI and the Lender agree as follows:

1. **GRANT OF SECURITY INTEREST**. WDI hereby grants and transfers to the Lender a first-in-priority security interest (the "**Security Interest**") in each and all of the following "**Collateral**": any and all of the "accounts", "chattel paper", "contracts", "documents", "equipment", "fixtures", "general intangibles" (including, without limitation, all intellectual property of WDI), "trademarks", "copyrights", "goods", "investment property", "instruments" and "inventory" (as such terms are defined in the California Uniform Commercial Code in effect on the Effective Date), all shares of stock and other equity interests in the subsidiaries of Debtor, and all other assets and personal property held in WDI's name, whether now owned by WDI or hereafter acquired, and all proceeds and products thereof and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing. WDI warrants that the Collateral is domiciled in California. Lender may and is specifically authorized to file a UCC-1 Financing Statement with respect to the Collateral and make applicable filings in any other jurisdiction.

2. **OBLIGATIONS SECURED.** The obligations secured hereby (collectively, the "**Secured Obligations**") include the payment and performance of all obligations of WDI to the Lender under this Agreement, the WDI Loan Agreement, and the Guaranty, and the payment and performance of all obligations of Ryde to Lender under the Ryde Loan Agreement.

3. **TERMINATION.** This Agreement will terminate upon the performance of all Secured Obligations, including, without limitation, the payment of all Secured Obligations.

4. **REPRESENTATIONS AND WARRANTIES.** WDI represents and warrants to the Lender that: (a) WDI is the owner and has possession or control of the Collateral; (b) WDI has the right to grant a security interest in the Collateral; (c) the Collateral is free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as heretofore disclosed to the Lender in this Agreement, and as otherwise permitted by the Loan Agreements; and (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects.

5. **COVENANTS OF WDI.** WDI agrees: (a) to pay all Secured Obligations, which it is obligated to pay, when due; (b) upon or following the occurrence of an Event of Default, to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder and under the Loan Agreements and the Guaranty (collectively, the "**Transaction Documents**"); (c) to permit the Lender to exercise its powers; (d) to execute and deliver such documents as the Lender deems necessary to create, perfect and continue the Security Interest contemplated hereby; (e) not to change the places where WDI keeps any of the Collateral without first giving the Lender at least thirty (30) days' prior written notice; (f) to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use thereof, and not to use the Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (g) maintain in good standing and prosecute, in good faith, all patents, trademarks and other intellectual property owned or licensed by WDI and pay when due all license fees, registration fees and other charges in connection with such intellectual property, and the other Collateral; (h) not to permit any lien on the Collateral, including, without limitation, liens arising from repairs to or storage of the Collateral, except in favor of the Lender; (i) not to sell, hypothecate or otherwise dispose of the Collateral, or any interest therein, without the Lender's prior written consent; (j) if requested by the Lender after the occurrence of an Event of Default, to receive and use reasonable diligence to collect rights to payment and proceeds, in trust and as the property of the Lender; (k) upon or following the occurrence of an Event of Default, from time to time, when requested by the Lender, to prepare and deliver to the Lender all Collateral subject to this Agreement, and (l) as appropriate and applicable, to keep the Collateral in good and saleable condition and repair, and to keep the Collateral free and clear of all defenses, rights of offset and counterclaims.

6. **POWERS OF THE LENDER.** WDI appoints the Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Lender's officers, or any of them: (a) upon or following the occurrence of an Event of Default, to perform any obligation of WDI hereunder in WDI's name or otherwise; (b) upon or following the occurrence of an Event of Default, to give notice of the Lender's rights in the Collateral, to enforce the same and make extension agreements with respect thereto; (c) upon or following the occurrence of an Event of Default, to resort to security in any order; (d) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Lender's interest in the Collateral; (e) upon or following the occurrence of an Event of Default, to reasonably prepare, adjust, execute, deliver and receive payment under insurance claims, and to reasonably collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Lender, at the

Lender's sole option, toward repayment of the Secured Obligations; (f) upon or following the occurrence of an Event of Default, to exercise all rights, powers and remedies which WDI would have, but for this Agreement, with respect to all Collateral; and (g) to do all acts and things and execute all documents in the name of WDI or otherwise, deemed by the Lender as necessary, proper and convenient in connection with the preservation, perfection or, upon or following the occurrence of an Event of Default, enforcement of its rights hereunder.

7. **PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.** WDI agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral (except those which WDI is contesting in good faith, which shall be paid promptly after resolution of the dispute), and upon the failure of WDI to do so, the Lender, at its option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by the Lender shall be obligations of WDI, due and payable immediately upon demand, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

8. **EVENTS OF DEFAULT.** The occurrence of an Event of Default as defined under any of the Transaction Documents shall constitute an "**Event of Default**" under this Agreement.

9. **REMEDIES.** Upon the occurrence of any Event of Default, the Lender shall have the right to declare immediately due and payable all or any applicable Secured Obligations and to terminate any commitments of the Lender to make loans or otherwise extend credit to WDI. The Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default provided by law. All rights, powers, privileges and remedies of the Lender shall be cumulative. No delay, failure or discontinuance of the Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by the Lender of any default hereunder, or any waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) WDI will not dispose of any of the Collateral except on terms approved by the Lender; (b) at the Lender's request, WDI will assemble and deliver all Collateral, and books and records pertaining thereto, to the Lender at a reasonably convenient place designated by the Lender; and (c) the Lender may, without notice to WDI, enter onto WDI's premises and take possession of the Collateral. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

10. **GOVERNING LAW.** This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts in Los Angeles County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, except in the federal and state courts

in Los Angeles County, California; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11. MISCELLANEOUS. Any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of any of the Secured Obligations, or the release or substitution of security is given with respect to proceeds subject to this Agreement or any of the Transaction Documents, provided, however, that in each instance the Lender believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Secured Obligations to which the action applies. Until all Secured Obligations shall have been paid in full, WDI shall have no right of subrogation or contribution, and WDI hereby waives any benefit of, or any right to participate in, any of the Collateral or any other security now or hereafter held by the Lender. All notices, requests and demands required under this Agreement must be in writing, delivered to the appropriate party in the manner set forth in the Loan Agreements; provided, however, the address of WDI set forth in the Second Loan Agreement shall be the proper address for purposes of such notices. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the Lender and WDI. If any provision of this Agreement shall be held to be prohibited by, or invalid under, applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provision of this Agreement. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and may be sent by email transmission or other form of electronic transmission capable of producing a printed copy, each of which shall be deemed the same as originals.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, WDI has caused this Security Agreement to be executed as of the Effective Date.

WENN DIGITAL, INC.

By: /s/ Jan Denecke

Name: Jan Denecke

Title: Chief Executive Officer

ICOX INNOVATIONS, INC.

By: /s/ Michael Blum

Name: Michael Blum

Title: Chief Financial Officer

August 29, 2018